Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-30437 of Factory Card & Party Outlet Corp. on Form S-8 of our report dated June 4, 2003, appearing in this Annual Report on Form 11-K of Factory Card Outlet of America, Ltd Incentive Savings Plan for the year ended December 31, 2002.

/s/    DELOITTE & TOUCHE LLP

Chicago, Illinois

June 25, 2003

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